                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549




                                   FORM 8-K




                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                                 May 28, 1999
               -------------------------------------------------
               Date of Report: (Date of earliest event reported)



                    PLATINUM technology International, inc.
                    ---------------------------------------
              (Exact Name of Registrant as Specified in Charter)



         Delaware                        0-19058                  36-3509662
----------------------------           -----------           -------------------
(State or Other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                 File Number)          Identification No.)



1815 South Meyers Road, Oakbrook Terrace, Illinois                   60181
--------------------------------------------------                 ----------
     (Address of Principal Executive Offices)                      (Zip Code)

     Registrant's telephone number, including area code:   (630) 620-5000
                                                          ------------------

Item 1  Change in Control of Registrant.

Pursuant to a definitive Agreement and Plan of Merger dated as of March 29, 1999 (the "Merger Agreement") among PLATINUM technology International, inc. ("PLATINUM"), Computer Associates International, Inc. ("Computer Associates") and HardMetal, Inc. ("HardMetal"), a wholly owned subsidiary of CA, HardMetal commenced a tender offer (the "Tender Offer") for all outstanding shares of the common stock (the "Shares") of PLATINUM at a price of $29.25 per share in cash, which tender offer expired at 12:00 midnight New York time on Thursday, May 27, 1999. On May 28, 1999, HardMetal accepted for payment approximately 108.6 million shares validly tendered in the Tender Offer, representing approximately 98 percent of the total number of outstanding Shares of PLATINUM. Effective upon such acceptance of shares, and pursuant to the Merger Agreement, Computer Associates may designate all but two (2) members of PLATINUM's Board of Directors, and PLATINUM must take all actions necessary to cause Computer Associates' designees to be elected or appointed to PLATINUM's Board of Directors.

As soon as reasonably practicable after satisfaction of the conditions set forth in and subject to the terms of the Agreement, HardMetal will merge into PLATINUM and PLATINUM will become a wholly-owned subsidiary of Computer Associates (the "Merger"). In the Merger, shares of PLATINUM's common stock that were not tendered in the Tender Offer will automatically convert into the right to receive $29.25 in cash from Computer Associates, subject to appraisal rights of holders of PLATINUM's common stock. At the time the Merger is consummated, shareholders will be notified accordingly and given the opportunity to present their untendered shares to Computer Associates for payment.

The total funds needed to finance the Tender Offer and the Merger is approximately $3.5 billion. Computer Associates has obtained and will obtain such funds from its general corporate funds and drawings under Computer Associates' new $4.5 billion Credit Facilities dated as of May 26, 1999 between Computer Associates, the banks party thereto and Credit Suisse First Boston as agent. The Credit Facilities comprise a $2 billion four year term Credit Facility, a $1 billion two year revolving credit agreement and a $1.5 billion 364 day revolving credit agreement. The new Credit Facilities have a fluctuating borrowing cost which is currently approximately 6.5%, and replace Computer Associates' previous $2.6 billion Credit Facility.

The information contained in the Merger Agreement is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma
          Financial Information and Exhibits.

     (c)  Exhibits

          2.0 Agreement and Plan of Merger, dated as of March 29, 1999, by and among PLATINUM technology International, inc., Computer Associates International, Inc., and HardMetal, Inc. incorporated by reference to Exhibit 99.1 to PLATINUM's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 29, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, PLATINUM has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PLATINUM technology International, inc.


Dated: June 14, 1999                By:   /s/ Michael P. Cullinane
                                       ---------------------------
                                          Michael P. Cullinane
                                          Executive Vice President, Chief
                                          Financial Officer and Treasurer